   As filed with the Securities and Exchange Commission on September 27, 2000
                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         CALYPTE BIOMEDICAL CORPORATION
                    (Exact Name of Registrant as Specified in
                                  its Charter)

                  DELAWARE                           06-1226727
          (State of Incorporation)                (I.R.S. Employer
                                                 Identification No.)

               1265 HARBOR BAY PARKWAY, ALAMEDA, CALIFORNIA 94502
                    (Address of Principal Executive Offices)

                           2000 EQUITY INCENTIVE PLAN
                      1995 DIRECTOR OPTION PLAN, AS AMENDED
                      1991 INCENTIVE STOCK PLAN, AS AMENDED
                            (Full Title of the Plans)

                                  NANCY E. KATZ
               PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL
                              OFFICER AND DIRECTOR
               1265 HARBOR BAY PARKWAY, ALAMEDA, CALIFORNIA 94502
                     (Name and Address of Agent For Service)

                                 (510) 749-5100
              (Telephone Number, Including Area Code, of Agent For
                                    Service)

                                    Copy to:
                              Bruce W. Jenett, Esq.
                         Heller Ehrman White & McAuliffe
                              525 University Avenue
                        Palo Alto, California 94301-1908
                            Telephone: (650) 324-7122
                            Facsimile: (650) 324-0638

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                               Amount          Proposed Maximum    Proposed Maximum    Amount of
           Title of Securities                  to be           Offering Price         Aggregate     Registration
             to be Registered                Registered          per Share(1)       Offering Price        Fee
--------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.001 per share     6,150,000             $2.375            $14,606,250      $3,856.05
====================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq SmallCap Market on September 25, 2000 of $2.375 a share.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have been filed by Calypte Biomedical Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Exchange Act;

         (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, filed pursuant to
                  Section 13 of the Exchange Act; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated July 10, 1996, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

         All documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, as amended, authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 as amended (the "1933 Act.")

         Article VII of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the full extent permitted by Delaware law.

         The Registrant has entered into Indemnification Agreements with its executive officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

              5     Opinion of Heller Ehrman White & McAuliffe LLP

             23.1   Consent of KPMG LLP, Independent Auditors

             23.2 Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5)

             24.1   Power of Attorney (page II-4)

             99.1   1991 Incentive Stock Plan, amended as of November 18, 1999

             99.2 1995 Director Option Plan, amended as of June 13, 2000 (incorporated by reference to an Exhibit filed with the Registrant's Quarterly Report on Form 10-Q dated August 10,
                    2000)

             99.3 2000 Equity Incentive Plan (incorporated by reference to an Exhibit filed with the Registrant's Quarterly Report on Form 10-Q dated August 10, 2000)


ITEM 9.  UNDERTAKINGS

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on From S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alameda, State of California, on this 27th day of September, 2000.

                         CALYPTE BIOMEDICAL CORPORATION



                                By:  /s/ Nancy E. Katz
                                     ------------------------------------------
                                     Nancy E. Katz
                                     President, Chief Executive Officer, Chief
                                     Financial Officer and Director


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Nancy E. Katz his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as of September 27, 2000.



                  Signature                          Date                               Title
---------------------------------------------- ---------------   ------------------------------------------

/s/ Nancy E. Katz
----------------------------------------------
                Nancy E. Katz                  September 27,     President, Chief Executive Officer, Chief
                                               2000              Financial Officer and Director


/s/ David E. Collins
----------------------------------------------
              David E. Collins                 September 27,     Chairman of the Board of Directors
                                               2000


----------------------------------------------
          Howard B. Urnovitz, Ph.D.                              Chief Science Officer and Director


----------------------------------------------
              William A. Boeger                                  Director


----------------------------------------------
                Paul Freiman                                     Director


/s/Julius R. Krevans
----------------------------------------------
           Julius R. Krevans, M.D.             September 27,     Director
                                               2000


/s/ Mark Novitch
----------------------------------------------
             Mark Novitch, M.D.                September 27,     Director
                                               2000


/s/Zafar Randawa
----------------------------------------------
            Zafar Randawa, Ph.D.               September 27,     Director
                                               2000


----------------------------------------------
              John J. DiPietro                                   Director


/s/Claudie E. Williams
----------------------------------------------
             Claudie E. Williams               September 27,     Director
                                               2000


                                INDEX TO EXHIBITS
                                -----------------

          5       Opinion of Heller Ehrman White & McAuliffe LLP

         23.1     Consent of KPMG LLP, Independent Auditors

         23.2 Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5)

         24.1     Power of Attorney (page II-4)

         99.1     1991 Incentive Stock Plan, amended as of November 18, 1999

         99.2 1995 Director Option Plan, amended as of June 13, 2000 (incorporated by reference to an Exhibit filed with the Registrant's Quarterly Report on Form 10-Q dated August 10,
                  2000)

         99.3 2000 Equity Incentive Plan (incorporated by reference to an Exhibit filed with the Registrant's Quarterly Report on Form 10-Q dated August 10, 2000)